Exhibit (a)(1)(xv)

January 21, 2005

                                 TIME SENSITIVE
                                 --------------

Dear Elmer's Shareholder:

Your shares in Elmer's Restaurants, Inc, (Nasdaq symbol:ELMS) are the subject of a tender offer pursuant to the Schedule TO-T/13E-3 filed with the Securities and Exchange Commission ("SEC") on December 20, 2004, as amended January 18, 2005. ERI Acquisition Corp. has made a cash tender offer to purchase your shares of common stock for $7.50 per share.

By now you should have received information regarding the tender offer. If you have not received such information, please call the Information Agent for the tender offer, Bob Roach, at OTR, Inc. (503) 225-0375 to request copies. The documents, including the amendments, are also available online on the SEC's EDGAR system www.sec.gov and at www.elmers-restaurants.com (click on Financial Information and look for Acquiring Group Documents).

IF YOU WISH TO TENDER YOUR SHARES AND HAVE POSSESSION OF YOUR STOCK CERTIFICATE(S):
     1)  FILL IN AND SIGN PAGE 3 OF THIS LETTER
     2)  COMPLETE THE W-9 FORM ON PAGE 4
     3)  SEND THESE TWO PAGES AND YOUR STOCK CERTIFICATES TO:

                                    OTR, Inc.
                           1000 SW Broadway, Suite 920
                             Portland, Oregon 97205
                               Attn.: Robert Roach
                            Telephone (503) 225-0375

YOUR RESPONSE MUST BE RECEIVED BEFORE THE SCHEDULED EXPIRATION DATE OF THE OFFER ON FEBRUARY 2, 2005.

IF YOU DO NOT HAVE YOUR STOCK CERTIFICATE(S), YOU MAY STILL TENDER YOUR SHARES. CALL THE INFORMATION AGENT FOR INSTRUCTIONS ON THE GUARANTEED DELIVERY PROCESS DESCRIBED IN THE LETTER OF TRANSMITTAL.

If you have any questions regarding the tender offer or how to tender your shares, please feel free to contact the Information Agent for the tender offer, Bob Roach, of OTR, Inc. at (503) 225-0375.

Sincerely,

/s/ BRUCE N. DAVIS
Bruce N. Davis
President, ERI Acquisition Corp.

Additional tender offer materials (such as this letter) published, sent or given to security holders after commencement of a tender offer must include the information described in SEC Rule 14d-6(b). The information that must be disclosed pursuant to SEC Rule 14d-6(b) is set forth on the reverse side of this letter.




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               INFORMATION REQUIRED PURSUANT TO SEC RULE 14D-6(B)

IDENTITY OF THE SUBJECT              Elmer's Restaurants, Inc., an Oregon
COMPANY:                             corporation (the "Company").

IDENTITY OF THE BIDDER:              ERI Acquisition Corp., an Oregon
                                     corporation ("Purchaser") led by Bruce N.
                                     Davis, Chairman of the Board, President and
                                     Chief Executive Officer of the Company,
                                     William W. Service, a director and the
                                     former Chief Executive Officer of the
                                     Company, Thomas C. Connor, Corydon H.
                                     Jensen, Jr., Dennis M. Waldron, Richard C.
                                     Williams, and Donald W. Woolley, each of whom is a member of the Company's board of directors, Linda Ellis-Bolton, Karen K.
                                     Brooks, Richard P. Buckley, David D.
                                     Connor, Stephanie M. Connor, Debra A.
                                     Woolley-Lee, Douglas A. Lee, David C. Mann,
                                     Sheila J. Schwartz, Gerald A. Scott, a Vice
                                     President of the Company, Gary N. Weeks,
                                     Gregory W. Wendt, Dolly W. Woolley, and
                                     Donna P. Woolley (each a "Continuing
                                     Shareholder" and collectively, the
                                     "Continuing Shareholders" ).

AMOUNT AND CLASS OF SECURITIES       Purchaser has offered to purchase all of
BEING SOUGHT:                        the outstanding shares of the Company's no
                                     par value common stock ("Shares") not
                                     already owned by the Continuing
                                     Shareholders. As of December 8, 2004,
                                     1,842,945 Shares were outstanding, of which the Continuing Shareholders collectively owned 1,086,344 Shares. In addition, as of December 8, 2004, options held by individuals other than the Continuing
                                     Shareholders to acquire up to 128,098
                                     Shares were outstanding and had an exercise price less than the Offer Price. Shares issued upon exercise of such options will also be subject to the tender offer.

TYPE AND AMOUNT OF                   Purchaser is offering to pay $7.50 per
CONSIDERATION BEING OFFERED:         Share in cash, without interest and less
                                     any required withholding taxes.

SCHEDULED EXPIRATION DATE:           You may tender your Shares until 12:00
                                     midnight, Eastern Standard Time, on
                                     February 2, 2005, which is the scheduled expiration date of the offering period, unless Purchaser decides to extend the offering period. PLEASE NOTE THAT IF YOU
                                     WISH TO TENDER YOUR SHARES, YOUR BROKER MAY
                                     REQUIRE YOU TO TAKE ACTION BEFORE THE
                                     SCHEDULED EXPIRATION DATE IN ORDER TO
                                     PROCESS YOUR REQUEST. (SEE THE "REPLY BY"
                                     DATE SHOWN IN THE COVER LETTER FROM YOUR
                                     BROKER THAT ACCOMPANIED THIS MAILING).

EXTENSION OF TENDER OFFER:           Purchaser may elect to extend the tender
                                     offer if all of the conditions have not
                                     been satisfied or waived by the scheduled expiration date. Purchaser can extend the tender offer by issuing a press release no later than 9:00 a.m., Eastern Standard
                                     Time, on the business day following the
                                     scheduled expiration date of the tender
                                     offer, stating the extended expiration date and the approximate number of Shares tendered to date.

                                    IMPORTANT
                             Shareholders: Sign Here
               (and Complete Substitute Form W-9 Included Herein)

SIGN HERE ________________________________________________________ SIGN HERE

________________________________________________________________________________
                           (Signature(s) of Owner(s))

Name(s):________________________________________________________________________
                                 (Please Print)

Name of Firm:___________________________________________________________________
                                 (Please Print)

Capacity (full title):__________________________________________________________
                               (See Instruction 5)

Address:________________________________________________________________________
                               (Include Zip Code)

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or
Social Security Number:_________________________________________________________
                            (See Substitute Form W-9)

Dated:______________________________

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 of the Letter of Transmittal, as amended.)
























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SUBSTITUTE                               PART  I  -  Taxpayer   Identification
                                         Number  -  For  all  accounts,  enter       __________________________
FORM W-9                                 your taxpayer  identification  number         Social Security Number
                                         on  the   appropriate   line  to  the
DEPARTMENT OF THE TREASURY               right.  (For most  individuals,  this                   Or
INTERNAL REVENUE SERVICE                 is your social security  number,  see
                                         Obtaining  a Number  in the  enclosed       __________________________
PAYER'S REQUEST FOR TAXPAYER             Guidelines     and     complete    as     Employer Identification Number
IDENTIFICATION NUMBER ("TIN")            instructed.)  Certify by signing  and
                                         dating  below.  Note:  If the account  (If awaiting TIN write "Applied For")
                                         is in more  than  one  name,  see the
                                         chart in the enclosed guidelines to
                                         determine which number to give the
                                         payor.
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PART II - For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.
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PART III - CERTIFICATION - Under penalties of perjury, I certify that:
(1)      The number shown on this form is my correct Taxpayer  Identification Number (or I am waiting for a number to be issued to me); and
(2)      I am not subject to backup  withholding  either  because I have not been  notified by the  Internal  Revenue
         Service  (the  "IRS")  that I am subject to  withholding  as a result of failure to report all  interest  or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION  INSTRUCTIONS  - You must  cross out item (2) above if you have been  notified  by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding,  do not cross out such item (2). (Also see instructions in the enclosed guidelines).
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Signature ________________________________________________    Date________________________
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NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU
         PURSUANT  TO THIS  TRANSACTION.  PLEASE  REVIEW  THE  ENCLOSED  GUIDELINES  FOR  CERTIFICATION  OF  TAXPAYER
         IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST  COMPLETE  THE  FOLLOWING  CERTIFICATION  IF YOU ARE  AWAITING  (OR WILL SOON APPLY FOR) A TAXPAYER
         IDENTIFICATION NUMBER.

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                               CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify  under  penalties of perjury that a taxpayer  identification  number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer  identification  number to the appropriate
Internal  Revenue  Service  Center or Social  Security  Administration  Office or (b) I intend to mail or  deliver an application  in the near future.  I understand  that,  notwithstanding  the  information  I provided in Part I of the
Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number),
if I do not  provide a correct  taxpayer  identification  number to the Payor  within  sixty  (60)  days,  28% of any reportable payments made to me thereafter may be withheld.

Signature ________________________________________________    Date________________________

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